J. Paul Kenote Certified Public Accountant, P.C.
                1618 S.W. First Avenue, Suite 215
                     Portland, Oregon 97201


March 5, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE: Ranes International Holdings, Inc.  1997 Incentive
Compensation Program

Ladies and Gentlemen:

As certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 1998 in Ranes International Holdings, Inc. Form 10-KSB for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.

Sincerely,

J. PAUL KENOTE, CPA, P.C.


/s/  J. Paul Kenote
J. Paul Kenote CPA